UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2004

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 6, 2004 the Company received $8,475,000 in connection with the settlement agreements reached in the second quarter of 2003 with Premier Inc.; Premier Purchasing Partners, L.P.; VHA, Inc.; Novation, L.L.C.; Tyco International (US) Inc. and Tyco Healthcare Group L.P. in its federal antitrust lawsuit, Retractable Technologies, Inc. v. Becton Dickinson & Co. (“BD”) et al. This amount is net of court costs, litigation expenses and attorneys’ fees.

Pursuant to a Covenant Not to Sue agreement entered into on September 19, 2001, between the Company and Thomas J. Shaw, individually, Mr. Shaw received $423,750 of the payment proceeds to the Company under the settlement agreements. Under the terms of the Covenant Not to Sue, Mr. Shaw, as the licensor of the retractable technology manufactured by the company, agreed not to pursue claims for damages that he could pursue as an individual against the defendants in the antitrust litigation, Retractable Technologies, Inc. v. BD et al., in exchange for a percentage of any recovery obtained by the Company in the lawsuit, net of court costs, litigation expenses and attorneys’ fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 21, 2004	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ THOMAS J. SHAW
THOMAS J. SHAW
CHIEF EXECUTIVE OFFICER